EXHIBIT 23.4


                          INDEPENDENT AUDITOR'S CONSENT





We consent to the incorporation by reference in the Registration Statement of The Fortress Group of our report dated December 12, 1995, accompanying the combined financial statements of The Genesee Company and related entities also incorporated by reference in such Registration Statement.



Hein + Associates LLP


Denver, Colorado
March 13, 1998